COVANTA HOLDING CORPORATION Q1 2011 EARNINGS CONFERENCE CALL April 21, 2011 Exhibit 99.2

Cautionary Statements All information included in this earnings presentation is based on continuing operations. Forward-Looking Statements Certain statements in this presentation may constitute "forward-looking" statements as defined in Section 27A of the Securities Act of 1933 (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), the Private Securities Litigation Reform Act of 1995 (the "PSLRA") or in releases made by the Securities and Exchange Commission ("SEC"), all as may be amended from time to time. Such forward- looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta and its subsidiaries, or general industry or broader economic performance in global markets in which Covanta operates or competes, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words "plan," "believe," "expect," "anticipate," "intend," "estimate," "project," "may," "will," "would," "could," "should," "seeks," or "scheduled to," or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the "safe harbor" provisions of such laws. Covanta cautions investors that any forward-looking statements made by Covanta are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Covanta, include, but are not limited to, the risk that Covanta may not successfully close its announced or planned acquisitions or projects in development and those factors, risks and uncertainties that are described in periodic securities filings by Covanta with the SEC. Although Covanta believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Covanta's future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law. Non-GAAP Financial Measures We use a number of different financial measures, both United States generally accepted accounting principles ("GAAP") and non-GAAP, in assessing the overall performance of our business. The non-GAAP financial measures of Adjusted EBITDA, Free Cash Flow and Adjusted EPS as described and used in this earnings presentation are not intended as a substitute or as an alternative to net income, cash flow provided by operating activities or diluted earnings per share as indicators of our performance or liquidity or any other measures of performance or liquidity derived in accordance with GAAP. In addition, our non-GAAP financial measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The presentations of Adjusted EBITDA, Free Cash Flow and Adjusted EPS are intended to enhance the usefulness of our financial information by providing measures which management internally use to assess and evaluate the overall performance of its business and those of possible acquisition candidates, and highlight trends in the overall business.

Q1 Highlights Q1 financial results from continuing operations in line with expectations Adjusted EBITDA up 3% year-over-year Free Cash Flow down year-over-year; 2010 working capital was unusually favorable Re-affirming 2011 guidance: Capital return activities during Q1: Declared a $0.075 per share regular quarterly dividend $54 million used to repurchase 3.2 million shares Significant progress on Asia fossil fuel asset sales - Closed Quezon and Samalpatti transactions Entered into a contract to sell Madurai

Capital Return Activities Continuing Initiated $0.075 per share regular quarterly dividend ($0.30 per share annual rate) Increased share repurchase authorization by $50 million Opportunistic share repurchase program continues $54 million repurchased in Q1 2011 Q3 2010 Q4 2010 Q1 2011 To Date Stock Repurchased ($ millions) $37 $58 $54 $149 Number of Shares (millions) 2.5 3.6 3.2 9.3 % of Outstanding Shares 1.6% 2.4% 2.1% 6.0%

Outlook Economy / Waste and Metals Markets Long-term outlook Prospects for higher electricity prices Japanese nuclear incident Middle East political unrest Increasing regulatory pressure on coal fired generation Expectations for higher inflation Waste Market Continue to anticipate modest overall revenue growth Beginning to see spot market firm up Growing special waste business Metals Market Strong pricing ? Q1 revenue up $4 million on a year-over-year basis Assessing potential investments to increase revenue

Energy Update 2011 full year outlook generally consistent with year-end commentary Energy revenue anticipated to be down slightly due to lower biomass production Minimal impact on Adjusted EBITDA or Free Cash Flow Exposed pricing changes thus far in 2011 - no net impact Long Island avoided cost rate declined slightly Other EfW prices up slightly If remainder of year experiences 25% price fluctuation on market exposed EfW production, it would impact revenue ~ $15 million 2012 energy production outlook unchanged- up to 6 million MWh in total Production contracted and hedged ~3.5 million EfW production exposed to market ~1.8 million MWh Biomass production exposed to market up to ~700,000 MWh

Fairfax Fairfax County Board of Supervisors voted to extend Service Agreement through 2041 Seriously considered purchasing the facility, demonstrating its value Decision reflects high quality of Covanta's service and strong partnership Anticipate execution of new contract late 2nd Quarter

Summary Results

Revenue Q1 2010 vs. Q1 2011 (1) $5 million of unfavorable variance in energy is due to dispatched biomass facilities. (1)

Adjusted EBITDA Q1 2010 vs. Q1 2011

Free Cash Flow Q1 2010 vs. Q1 2011

Adjusted EPS Q1 2010 vs. Q1 2011

Asia IPP Asset Sales Update Non-core Asia legacy IPP asset sales on track Quezon (Philippines) and Samalpatti (India) closed: received $225 million of proceeds, net of transaction costs Madurai (India) signed definitive agreement in April; anticipate closing by end of Q3 2011 Haripur (Bangladesh): process ongoing, but it will take time Still targeting $270 to $290 million in gross proceeds Use of proceeds driven by timing of close and optimizing tax planning Expect to repatriate at least $100 million, which will be returned to shareholders

Capitalization Summary Strong balance sheet with ample liquidity During Q1 2011, we repaid a total of $82 million of debt From 2006 to date, paid down approximately $900 million of project debt, continuing to increase financial flexibility at the corporate level (1) Debt balances are presented at principal value, not book value. Net debt is calculated as total principal amount of debt outstanding less cash & cash equivalents and debt service principal-related restricted funds. (2) Ratio is computed on a consolidated basis and differs from the calculation required under Covanta's credit facility. (3) Capitalization is calculated as total debt outstanding plus stockholders' equity.

Free Cash Flow Uses and Availability Full year outlook for cash flow generation unchanged Strong cash flow allows significant flexibility to execute on key business initiatives Reaffirmed as of April 20, 2011.

Q2 2011 outlook consistent with reaffirmed full year guidance Some notable year-over-year differences are: Honolulu construction activity up, impacting both revenue and expenses Planning more maintenance activity in Q2 and less in Q4 than we have done historically For Adjusted EBITDA, expect revenue/operating improvements to be offset by rescheduling of maintenance activities Free Cash Flow should decline due to higher maintenance capex, cash interest payments and expected working capital changes Q2 2011 Outlook Historical Operating Income Trend 16

SUPPLEMENTAL SCHEDULES COVANTA HOLDING CORPORATION Q1 2011 EARNINGS CONFERENCE CALL April 21, 2011

Non-GAAP Financial Measures Free Cash Flow Free Cash Flow is defined as cash flow provided by operating activities from continuing operations less maintenance capital expenditures, which are capital expenditures primarily to maintain our existing facilities. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions, invest in construction of new projects or make principal payments on debt. In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow reconciled for all periods to cash flow provided by operating activities from continuing operations, which we believe to be the most directly comparable measure under GAAP. Adjusted EBITDA We use Adjusted EBITDA to provide further information that is useful to an understanding of the financial covenants contained in the credit facilities of our most significant subsidiary, Covanta Energy, through which we conduct our core waste and energy services business, and as additional ways of viewing aspects of its operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our core business. The calculation of Adjusted EBITDA is based on the definition in Covanta Energy's credit facilities, which we have guaranteed. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, as adjusted for additional items subtracted from or added to net income. Because our business is substantially comprised of that of Covanta Energy, our financial performance is substantially similar to that of Covanta Energy. For this reason, and in order to avoid use of multiple financial measures which are not all from the same entity, the calculation of Adjusted EBITDA and other financial measures presented herein are ours, measured on a consolidated basis for continuing operations. In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EBITDA reconciled for all periods to net loss from continuing operations and cash flow provided by operating activities from continuing operations, which are believed to be the most directly comparable measures under GAAP. Adjusted EPS We use the non-GAAP measure of Adjusted EPS to enhance the usefulness of our financial information by providing a measure which management internally uses to assess and evaluate the overall performance and highlight trends in the ongoing business. Adjusted EPS excludes certain income and expense items that are not representative of our ongoing business and operations, which are included in the calculation of Diluted Earnings Per Share in accordance with GAAP. The following items are not all-inclusive, but are examples of reconciling items in prior comparative and future periods. They would include write-down of assets, the effect of derivative instruments not designated as hedging instruments, significant gains or losses from the disposition of businesses, income and loss from discontinued operations, transaction- related costs, income and loss on the extinguishment of debt and other significant items that would not be representative of our ongoing business. In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EPS reconciled for all periods to diluted earnings per share from continuing operations, which is believed to be the most directly comparable measure under GAAP.

Non-GAAP Reconciliation: Calculation of Free Cash Flow Reaffirmed as of April 20, 2011.

Non-GAAP Reconciliation: Maintenance Capital Expenditures

Non-GAAP Reconciliation: Net Income to Adjusted EBITDA Reaffirmed as of April 20, 2011. Formerly labeled Decrease in unbilled service receivables; see press release Exhibit 5, Note B. See press release Exhibit 5, Note C.

Non-GAAP Reconciliation: Operating Cash Flow to Adjusted EBITDA Reaffirmed as of April 20, 2011.

Non-GAAP Reconciliation: Adjusted EPS Reaffirmed as of April 20, 2011.